Exhibit 99.1

Medidata Reports Record Third Quarter 2016 Results

  Record revenues of $120.1 million, a 5% sequential increase
  Quarterly subscription revenue tops $100 million for the first time totaling $101.6 million
  GAAP net income of $7.4 million, or $0.13 per diluted share, a 57% year-over-year increase
  Reaffirms full-year 2016 total revenue and profitability guidance with 98% adjusted backlog coverage

NEW YORK--(BUSINESS WIRE)--October 25, 2016--Medidata (NASDAQ:MDSO), the leading global provider of cloud-based solutions for clinical research in life sciences, today announced its financial results for the third quarter of 2016.

“We had a great third quarter, as execution drove our strong financial performance, improved platform adoption and broad-based momentum across our products, regions and channels,” said Tarek Sherif, Medidata’s chairman and chief executive officer. “Our results show that our investments in innovation and commitment to customer and partner success are paying off. With the life sciences industry increasingly turning to Medidata to help support its transformation, we are positioned to be the architecture supporting drug development today and in the future. For the remainder of the year, we’re focused on executing on our 2016 plan and building the foundation for a strong 2017.”

Third Quarter 2016 Results

  Total revenue for the third quarter of 2016 was $120.1 million, an increase of $16.9 million, or 16%, compared with $103.1 million in the third quarter of 2015. Subscription revenue was $101.6 million, an increase of $12.7 million, or 14%, compared with the same period last year.
  Professional services revenue for the third quarter of 2016 was $18.5 million, an increase of $4.3 million, or 30%, compared with $14.2 million in the third quarter of 2015.
  Adjusted subscription backlog1 for the remainder of the year as of September 30, 2016 was $102 million, an increase of $19 million, or 23%, year-over-year. Remaining adjusted subscription backlog, together with remaining professional services revenue guidance, provides 98% coverage of remaining total revenue based on the midpoint of our full year 2016 total revenue guidance range.
  GAAP operating income for the quarter was $14.9 million, up 34%, compared with $11.1 million in the third quarter of 2015. Non-GAAP operating income2 for the third quarter of 2016 increased to $29.3 million, up 13%, compared with $26.0 million a year ago.

  GAAP net income for the third quarter of 2016 was $7.4 million, or $0.13 per diluted share, up 57%, compared with $4.7 million, or $0.08 per diluted share, in the third quarter of 2015. Adjusted non-GAAP net income2 for the third quarter of 2016 was $16.0 million, or $0.28 per diluted share, up 14%, compared with $14.0 million, or $0.25 per diluted share, in the third quarter of 2015. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  Calculated billings3 were $121.3 million for the third quarter of 2016, up 29%, compared with $93.9 million in the third quarter of 2015.
  Cash flow from operations was $5.3 million in the third quarter of 2016 compared with $25.7 million a year ago, due to the timing of certain customer receivables, the majority of which were collected in October. Cash flow from operations was $78.8 million for the trailing twelve-month period ending September 30, 2016, an increase of $1.2 million, or 2%, compared with $77.6 million for the comparable period ending September 30, 2015.
  Total cash, cash equivalents and marketable securities were $484.2 million at the end of the third quarter of 2016, an increase of $5.5 million, or 1%, compared with $478.7 million on December 31, 2015.

Additional Highlights

  Medidata’s customer base grew to 789 at the end of the third quarter, up 38% year-over-year.
  71% of clients had committed to multiple products at the end of the third quarter of 2016, up from 65% at the end of the third quarter of 2015.
  Product adoption was broad-based across our integrated platform, with particular strength in Medidata Rave®, Medidata Coder®, Image Management, Risk-Based Monitoring, Medidata Balance®, Medidata CTMS® and Medidata Patient Cloud®.
  Medidata’s revenue retention rate was nearly 100%.

“Building on our strong first half of 2016, third quarter and year-to-date results reflect continued solid execution and growth across all segments of our business,” said Rouven Bergmann, Medidata’s chief financial officer. "Our strategy is working as we continue to drive greater product adoption from new customer acquisitions as well as add-on product sales to existing customers. With 98% coverage of the midpoint of our full-year total revenue guidance, we enter the fourth quarter with strong visibility and confidence in delivering upon our 2016 revenue and profitability expectations."

Financial Outlook

For the full-year 2016, the Company is maintaining its previously stated total revenue and profitability guidance ranges, as follows:

  Total revenue between $450.0 and $474.0 million at constant currency.
  Professional services revenue in the range of $68.0 to $70.0 million.
  GAAP operating income between $38.5 and $45.5 million. Non-GAAP operating income, which excludes the impact of depreciation, amortization of intangible assets, and stock-based compensation expense, between $102.0 and $109.0 million.
  GAAP net income between $16.5 and $21.0 million. Adjusted non-GAAP net income, which excludes the impact of stock-based compensation, non-cash interest expense associated with convertible senior notes, and amortization, tax-affected at a 40% rate, between $54.5 and $59.0 million.

  While changes in the stock price could change the fully diluted share count, the Company is now assuming 57.3 million fully diluted shares.

The operating and net income measures above reflect the Company’s non-GAAP financial guidance and the corresponding GAAP equivalents to its guidance.

Conference Call

The Company plans to host its investor conference call today at 8:00 a.m. Eastern time. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s website at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s website at http://investor.mdsol.com. A replay of the conference call can be accessed until Tuesday, November 8, 2016, by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 91173550. An archive of the call will also be hosted on the “Investor” section of Medidata’s website, http://investor.mdsol.com, for a limited period of time.

About Medidata

Medidata is reinventing global drug development by creating the industry's leading cloud-based solutions for clinical research. Through our advanced applications and intelligent data analytics, Medidata helps advance the scientific goals of life sciences customers worldwide, including more than 700 global pharmaceutical companies, innovative biotech, diagnostic and device firms, leading academic medical centers and contract research organizations.

The Medidata Clinical Cloud® brings a new level of quality and efficiency to clinical trials that empower our customers to make more informed decisions earlier and faster. Our unparalleled clinical trial data assets provide deep insights that pave the way for future growth. The Medidata Clinical Cloud is the primary technology solution powering clinical trials for 17 of the world's top 25 global pharmaceutical companies, from study design and planning through execution, management and reporting.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the Company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2015. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

(1) Adjusted subscription backlog equals subscription backlog plus outstanding intra-year renewals valued at an amount equal to the contracts to be renewed.

(2) Non-GAAP Financial Information
Medidata provides non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, and stock-based compensation expense. Adjusted non-GAAP net income excludes the tax-affected impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and non-cash interest expense on convertible senior notes. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as share-based compensation, and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. One limitation of non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

(3) Calculated billings is equal to revenue plus the change in deferred revenue during the period.

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Subscription	$101,560	$88,878	$288,288	$251,556
Professional services	18,501	14,235	50,621	42,081
Total revenues	120,061	103,113	338,909	293,637
Cost of revenues (1)(2)
Subscription	16,095	12,489	46,024	36,316
Professional services	13,133	10,304	36,929	31,564
Total cost of revenues	29,228	22,793	82,953	67,880
Gross profit	90,833	80,320	255,956	225,757
Operating costs and expenses
Research and development (1)	28,028	24,192	84,523	68,622
Sales and marketing (1)(2)	27,789	25,881	80,856	75,923
General and administrative (1)	20,089	19,143	57,866	61,655
Total operating costs and expenses	75,906	69,216	223,245	206,200
Operating income	14,927	11,104	32,711	19,557
Interest and other income (expense)
Interest expense	(4,220)	(4,038)	(12,530)	(11,993)
Interest income	1,005	739	2,809	1,885
Other (expense) income, net	(7)	3	(8)	(65)
Total interest and other expense, net	(3,222)	(3,296)	(9,729)	(10,173)
Income before income taxes	11,705	7,808	22,982	9,384
Provision for income taxes	4,347	3,127	4,839	3,033
Net income	$7,358	$4,681	$18,143	$6,351
Earnings per share
Basic	$0.13	$0.09	$0.33	$0.12
Diluted	$0.13	$0.08	$0.32	$0.11
Weighted average common shares outstanding
Basic	55,670	53,933	55,395	53,615
Diluted	57,738	56,687	57,272	55,985

(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,154	$1,246	$3,603	$3,805
Research and development	2,292	2,105	6,809	5,904
Sales and marketing	1,633	2,343	5,349	7,170
General and administrative	5,379	6,408	15,394	21,029
Total stock-based compensation	$10,458	$12,102	$31,155	$37,908

(2) Amortization of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$314	$79	$707	$438
Sales and marketing	84	30	193	89
Total amortization of intangible assets	$398	$109	$900	$527

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to Non-GAAP Operating Income and Adjusted Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating income:
GAAP operating income	$14,927	$11,104	$32,711	$19,557
GAAP operating margins	12.4%	10.8%	9.7%	6.7%
Stock-based compensation	10,458	12,102	31,155	37,908
Depreciation and amortization	3,918	2,751	10,901	7,941
Non-GAAP operating income	$29,303	$25,957	$74,767	$65,406
Non-GAAP operating margins	24.4%	25.2%	22.1%	22.3%
Net income:
GAAP net income	$7,358	$4,681	$18,143	$6,351
Stock-based compensation	10,458	12,102	31,155	37,908
Amortization	398	109	900	527
Non-cash interest expense on convertible senior notes (1)	3,501	3,316	10,364	9,817
Tax impact on add-back items (2)	(5,743)	(6,211)	(16,968)	(19,301)
Adjusted non-GAAP net income	$15,972	$13,997	$43,594	$35,302
GAAP basic earnings per share	$0.13	$0.09	$0.33	$0.12
GAAP diluted earnings per share	$0.13	$0.08	$0.32	$0.11
Adjusted Non-GAAP basic earnings per share	$0.29	$0.26	$0.79	$0.66
Adjusted Non-GAAP diluted earnings per share	$0.28	$0.25	$0.76	$0.63

(1) Amount represents non-cash interest expense, including amortization of debt discount and issuance costs, on our 1.00% convertible senior notes issued during the third quarter of 2013. We exclude this incremental non-cash interest expense for purposes of calculating adjusted non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow for the Company and the debt issuance costs do not represent a cash outflow for the Company except in the period the notes were issued; therefore both are not indicative of our continuing operations.
(2) Tax impact calculated using a 40% tax rate.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three and nine months ended September 30, 2016 and 2015. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, and stock-based compensation expense. Adjusted non-GAAP net income excludes the tax-affected impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and non-cash interest expense on convertible senior notes.

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	September 30, 2016	December 31, 2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$65,165	$49,562
Marketable securities	264,903	220,126
Accounts receivable, net of allowance for doubtful accounts of $2,064 and $1,992, respectively	114,886	90,590
Prepaid commission expense	2,830	1,670
Prepaid expenses and other current assets	22,301	21,165
Deferred income taxes	104	88
Total current assets	470,189	383,201
Restricted cash	5,759	5,755
Furniture, fixtures and equipment, net	54,296	51,043
Marketable securities, long-term	154,161	209,041
Goodwill	30,232	18,797
Intangible assets, net	5,489	1,172
Deferred income taxes, long-term	50,668	12,128
Other assets	14,972	3,043
Total assets	$785,766	$684,180
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,185	$6,283
Accrued payroll and other compensation	24,740	23,744
Accrued expenses and other	20,394	15,469
Deferred revenue	77,252	75,582
Total current liabilities	123,571	121,078
Noncurrent liabilities:
1.00% convertible senior notes, net	259,851	249,487
Deferred revenue, less current portion	3,312	2,993
Deferred tax liabilities	446	414
Other long-term liabilities	19,475	26,052
Total noncurrent liabilities	283,084	278,946
Total liabilities	406,655	400,024
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 200,000 shares authorized; 61,214 and 59,455 shares issued; 57,599 and 56,311 shares outstanding, respectively	612	594
Additional paid-in capital	403,765	364,973
Treasury stock, 3,615 and 3,144 shares, respectively	(113,070)	(100,806)
Accumulated other comprehensive loss	(3,715)	(3,404)
Retained earnings	91,519	22,799
Total stockholders' equity	379,111	284,156
Total liabilities and stockholders' equity	$785,766	$684,180

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net income	$18,143	$6,351
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,901	7,941
Stock-based compensation	31,155	37,908
Amortization of discounts or premiums on marketable securities	2,268	3,667
Deferred income taxes	3,768	(1,235)
Amortization of debt issuance costs	959	958
Amortization of debt discount	9,405	8,859
Provision for doubtful accounts	863	539
Loss on fixed asset disposal	15	—
Changes in operating assets and liabilities:
Accounts receivable	(32,414)	(32,284)
Prepaid commission expense	(3,096)	374
Prepaid expenses and other current assets	(1,747)	(5,268)
Other assets	(5,443)	1,814
Accounts payable	(1,883)	(1,235)
Accrued payroll and other compensation	863	3,376
Accrued expenses and other	10,525	1,644
Deferred revenue	10,661	22,842
Other long-term liabilities	(6,577)	1,902
Net cash provided by operating activities	48,366	58,153	(1)
Cash flows from investing activities
Purchase of furniture, fixtures and equipment	(15,872)	(11,017)
Purchase of available-for-sale securities	(214,670)	(207,126)
Proceeds from sale of available-for-sale securities	223,664	190,656
Purchase of cost method investment	(4,000)	—
Acquisition of business, net of cash acquired	(17,186)	—
Net decrease (increase) in restricted cash	80	(464)
Net cash used in investing activities	(27,984)	(27,951)
Cash flows from financing activities
Proceeds from exercise of stock options	4,269	5,770
Proceeds from employee stock purchase plan	5,190	4,675
Repayment of obligations under capital leases	—	(26)
Acquisition of treasury stock	(14,437)	(16,915)
Repayment of notes payable	(100)	(32)
Net cash used in financing activities	(5,078)	(6,528)	(1)
Effect of exchange rate changes on cash and cash equivalents	299	(12)
Net increase in cash and cash equivalents	15,603	23,662
Cash and cash equivalents - beginning of period	49,562	39,517
Cash and cash equivalents - end of period	$65,165	$63,179

(1) As a result of the Company's early adoption of ASU No. 2016-09, which requires excess tax benefit on equity awards to be presented as an operating activity, the consolidated statement of cash flows for the nine months ended September 30, 2015 has been adjusted to reflect an offsetting increase of $1,706 thousand to net cash provided by operating activities and net cash used in financing activities.

CONTACT:
Investor:
Medidata Solutions
Anthony D’Amico, 732-767-4331
adamico@mdsol.com
or
Media:
Medidata Solutions
Nicole Pariser, 212-659-1069
npariser@mdsol.com